VITAL THERAPIES ANNOUNCES 2018 FINANCIAL RESULTS EXHIBIT 99.1

SAN DIEGO, March 04, 2019 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq: VTL), a biotherapeutic company that has been developing ELAD®, a cell-based therapy targeting the treatment of acute forms of liver failure, today announced results for the year ended December 31, 2018.

Recent Developments

On January 6, 2019, we entered into an exchange agreement (the “Exchange Agreement”), with Immunic AG, or Immunic, and all of the current shareholders of Immunic. Under this agreement, all Immunic shareholders will exchange all of their Immunic shares for shares of our common stock, with the result of Immunic becoming a wholly-owned subsidiary of Vital Therapies (the “Transaction”). Concurrently, Immunic’s shareholders entered into an agreement with Immunic, under which, subject to the terms and conditions of such agreement, they will invest an aggregate amount of approximately €26.7 million, or US $30.5 million, in Immunic prior to the consummation of the Transaction.

Following the closing of the Transaction, the company will be renamed “Immunic, Inc.” and will focus on advancing Immunic’s pipeline of treatments for chronic inflammatory and autoimmune diseases. As a result of the exchange, Immunic shareholders are expected to own approximately 89% of the company, subject to adjustment as provided in the Exchange Agreement.

Among other conditions, completion of the Transaction requires approval of both the issuance of the Company’s common stock in the exchange and the change of control resulting from the Transaction by an affirmative vote of the holders of a majority of the shares of our common stock at a special meeting of our stockholders, currently scheduled for April 4, 2019. Additional information regarding the Transaction is included in our registration statement on Form S-4 filed with the Securities and Exchange Commission in February 2019 and the related definitive proxy statement/prospectus. Subject to approval of our stockholders and other conditions, the Transaction is expected to close as early as the first half of April 2019.

Also in January 2019, in an effort to further reduce operating costs, our board of directors notified Mr. Russell J. Cox, our chief executive officer at the time, that his employment with us would be terminated without cause, and Mr. Cox submitted his resignation as a director to coincide with his termination date. The Vital Therapies’ board of directors then appointed our President, Duane D. Nash, M.D., to Mr. Cox’s prior position of chief executive officer and as a director.

15222-B Avenue of Science, San Diego, California, USA 92128
Tel 858.673.6840 Fax 858-673-6843 www.vitaltherapies.com

“We are very excited by the prospect of a potential combination with Immunic AG, which has a very experienced team developing three oral and potentially best-in-class small molecules for a variety of auto-immune and anti-inflammatory indications,” said Dr. Nash. “We believe these assets hold great potential to not only provide much-needed options to patients with severe and devastating medical conditions, but also to deliver value to Vital Therapies stockholders. We look forward to an expeditious close of this transaction.”

2018 Financial Results

Cash Position

Cash and cash equivalents at December 31, 2018, totaled $13.3 million compared to $56.9 million at December 31, 2017. The Company expects its ongoing use of funds will change based on, among other things, the strategic options that it determines to pursue.

Results of Operations

Year Ended December 31, 2018

The Company reported a net loss of $41.5 million for the year ended December 31, 2018, which compared with a net loss of $52.1 million for the prior year. This resulted in a net loss of $0.98 per share for the year ended December 31, 2018, as compared to a net loss of $1.31 per share for 2017, on both a basic and diluted basis.

Research and development expenses decreased to $24.8 million for the year ended December 31, 2018 as compared to $39.3 million for the year ended December 31, 2017. General and administrative expenses were $13.6 million for the year ended December 31, 2018, as compared to $13.3 million for the year ended December 31, 2017.

Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc. Vital Therapies, Inc. is based in San Diego, California.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our ongoing operations and strategic opportunities or implying that we will be successful in realizing such an opportunity, as well the potential benefits of the proposed Transaction. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks and uncertainties include, but are not limited to, those concerning or implying the Company will be successful in completing the Transaction, or that the Company will be able to enhance or maximize stockholder value. Risks and uncertainties related to this process include, but are not limited to, whether any other transaction can be completed, and the Company’s ability to conserve cash or to raise funds sufficient to acquire products or attract an alternative partner. In addition, substantially all of the Company’s clinical, manufacturing, quality, regulatory and medical personnel are no longer employees and, if the Company does not, or is unable to, retain certain remaining personnel, it may be difficult to complete a transaction. The Company’s existing or future liabilities could also be seen as detrimental to any potential partners. There can be no assurance that the Company will be able to conserve sufficient cash, raise additional funding on reasonable terms or at all, or complete any transaction, including the proposed Transaction with Immunic.
These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Annual Report on Form 10-K for the year ended December 31, 2018 and definitive proxy statement/prospectus dated February 15, 2019. These forward-looking statements speak only as of the date hereof, and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.
Additional Information about the Proposed Transaction between Vital Therapies, Inc. and Immunic AG and Where to Find It
In connection with the proposed Transaction, Vital Therapies and Immunic intend to file relevant materials with the Securities and Exchange Commission, or the SEC, and Vital Therapies has filed a registration statement on Form S-4 and a final proxy statement/prospectus. The registration statement was declared effective by the SEC on February 14, 2019, and the definitive proxy statement was first mailed or otherwise made available to Vital Therapies stockholders on February 19, 2019. Investors and security holders of Vital Therapies and Immunic are urged to read the final proxy statement/prospectus (including any amendments or supplements thereto) and other documents filed with the SEC when they become available because they contain important information about Vital Therapies, Immunic and the proposed Transaction. In addition to receiving the final proxy statement/prospectus and proxy card by mail, Vital Therapies stockholders can also obtain the final proxy statement/prospectus, as well as other filings containing information about Vital Therapies, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by directing a written request to: Vital Therapies, Inc., 15222-B Avenue of Science, San Diego, CA, 92128, Attention: Investor Relations.

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities.
Vital Therapies and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Vital Therapies’ stockholders with respect to the matters relating to the proposed Transaction. Immunic may also be deemed a participant in such solicitation. Information regarding Vital Therapies’ executive officers and directors is available in Vital Therapies’ proxy statement on Schedule 14A for its 2018 annual meeting of stockholders, filed with the SEC on April 12, 2018. Information regarding any interest that Vital Therapies, Immunic or any of the executive officers or directors of Vital Therapies or Immunic may have in the transaction with Immunic is set forth in the final proxy statement/prospectus that Vital Therapies has filed with the SEC in connection with its stockholder vote on matters relating to the proposed Transaction.
Contact:

Vital Therapies, Inc.
Investor Relations
858-673-6840
InvestorRelations@vitaltherapies.com

Vital Therapies, Inc.
Condensed Consolidated Statements of Operations
(unadited and in thousands, except per share data)

	December 31,	
	2018	2017
Operating expenses:		
Research and development	$ 24,825	$ 39,341
General and administrative	13,585	13,314
Severance costs	2,395	—
Impairment loss	1,219	—
Total operating expenses	42,024	52,655
Loss from operations	(42,024)	(52,655)
Other income	549	577
Net loss	$ (41,475)	$ (52,078)
Net loss per share, basic and diluted	$ (0.98)	$ (1.31)
Weighted-average common shares outstanding, basic and diluted	42,369,245	39,859,009